As filed with the Securities and Exchange Commission on March 27, 2008

Registration No. 333-12984

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST EFFECTIVE AMENDMENT NO. 1 TO FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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DELTA GALIL INDUSTRIES LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

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TEXTILE BUILDING
2 KAUFMAN STREET
TEL AVIV 68012, ISRAEL
 +972-3-519-3636
 (Address and telephone number of Registrant's principal executive offices)

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DELTA GALIL USA INC.
150 MEADOWLANDS PARKWAY
SECAUCUS, NJ  07094
(201) 902-0055
 (Name, address and telephone number of agent for service)

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Copies of communications to:
DANIEL GAMULKA
GROSS, KLEINHENDLER, HODAK,
BERKMAN & CO.
ONE AZRIELI CENTER, ROUND BUILDING
TEL AVIV 67021, ISRAEL
+972-3-607-4474

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Approximate date of commencement of proposed sale to the public:
Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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Explanatory Note

Delta Galil Industries Ltd. (the “Company”) intends to file a Form 15F on the date hereof to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in Form F-3 originally filed December 19, 2000 (333-12984) to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends Form F-3 to withdraw from registration the securities registered but unsold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel on the 27th day of March, 2008.

DELTA GALIL INDUSTRIES LTD.

By:	/s/ Aviram Lahav
Name: Aviram Lahav
Title: Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Delta Galil Industries Ltd. has signed this Registration Statement on this 27th day of March, 2008.

DELTA GALIL USA INC.

By:	/s/ Steven Lockcuff
Name: Steven Lockcuff
Title: VP Finance

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 27th day of March, 2008.

Signature	Title

/s/ Aviram Lahav	Chief Executive Officer
Aviram Lahav	(principal executive officer)

/s/ Yossi Hajaj	Senior Vice President and Chief
Yossi Hajaj	Financial Officer
(principal accounting and financial officer)

/s/ Isaac Dabah	Chairman of the Board
Isaac Dabah

/s/ Israel Baum	Director
Israel Baum

/s/ Gideon Chitayat	Director
Gideon Chitayat

/s/ Noam Lautman	Director
Noam Lautman

/s/ Leora Meridor	Director
Leora Meridor

/s/ Itzhak Weinstock	Director
Itzhak Weinstock

/s/ Giora Morag	Director
Giora Morag

/s/ Amnon Neubach	Director
Amnon Neubach

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